STATE OF ALABAMA
                        ALABAMA SECURITIES COMMISSION

IN THE MATTER OF:                 )
                                  )
FINANCIAL WARFARE CLUB, INC.      )                   ADMINISTRATIVE ORDER
TERESA Y. HODGE                   )                   NO. CD-2001- 0022
MARCUS D. DUKES                   )
                                  )
    RESPONDENTS                   )
----------------------------------

                           CEASE AND DESIST ORDER
                           ----------------------

     The Alabama Securities Commission ("Commission"), having the power to administer and provide for the enforcement of all provisions of Title 8, Chapter 6, Code of Alabama 1975, the Alabama Securities Act, upon due
           --------------------
consideration of the subject matter hereof, and having confirmed information of the offers for sale and/or sale of securities, into, within or from the state of Alabama, has determined as follows:

                                 RESPONDENTS
                                 -----------
    1. Financial Warfare Club, Inc., ("Financial Warfare") is a Maryland corporation with business addresses of Suite 233, 12138 Central Avenue, Mitchellville, MD 20721, an address for Mail Boxes, Etc. and 13304 Keverton Drive, Upper Marlboro, MD 20774.

    2. Teresa Y. Hodge, ("Hodge") is a co-founder and the resident agent of Financial Warfare with a business address of 13304 Keverton Drive,
Upper Marlboro, MD 20774.

    3. Marcus Dukes, ("Dukes") is a co-founder of Financial Warfare with a business address of 13304 Keverton Drive, Upper Marlboro, MD 20774.
                                       1
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                             STATEMENT OF FACTS
                             ------------------

    4. On or about March 5, 2001, the Securities Commission of Maryland issued an extensive Cease and Desist Order to Respondents Financial Warfare, Hodge and Dukes alleging violations of the registration and anti-fraud provisions of the Maryland Securities Act.

    5. The Commission is in receipt of documents and information disclosing that Respondent Financial Warfare is engaged in the offer and/or sale of securities in the form of certificates of interest in a profit sharing
        agreement issued by Financial Warfare and/or shares of stock issued by GlobalCom InterNetworks, Inc. ("GlobaICom"), Integrated Solutions International, Inc. ("Integrated Solutions") and GeNex, Inc. ("GeNex") into and within Alabama.

    6. The Financial Warfare documents represent the following:
         Membership Levels

         Founders: {$2550*) Limited to 300 individuals
              o Enrollment in Financial Literacy course I, II and III
              o 2000 share stock grant in each of the three infrastructure companies for completing the Financial Literacy Course I, 11, and III.
              o Priority for investing in Financial Warfare Venture Capital
                Funds
              o Preference in purchasing additional IPO shares.

         Warriors: {$1,050*) Limited to 2200 individuals
              o Enrollment in Financial Literacy course I and II
              o 500 share stock grant in each of the three infrastructure companies for completing the Financial Literacy Course I, II
              o Preference in purchasing additional IPO shares.

         Believers: {$550*) Limited to 7500 individuals
              o Enrollment in Financial Literacy course I
              o 250 share stock grant in each of the three infrastructure companies for completing the Financial Literacy Course' I
              o Preference in purchasing additional IPO shares.

         Associate: ($100) Unlimited number of individuals (All members receive these benefits)
              o Enrollment in Financial Literacy course I
              o Participate in future mutual fund projects
              o Quarterly newsletter and reports.

              *Includes $50.00 annual membership fee.

    7. A review of the registration and exemption files of the Alabama Securities Commission disclosed no record of registration or any exemption filing for the securities offered and sold by Respondent Financial Warfare. Additionally, no record could be located for the registration of Respondents Hodge and Dukes as Agents of Financial Warfare, in Alabama.

    8. A review of the registration and exemption files of the Alabama Securities Commission disclosed no record of registration or any exemption filing for the securities offered and sold by GlobalCom, Integrated Solutions and GeNex.

                             CONCLUSIONS OF LAW
                             ------------------

    9. The certificates of participation in the profit sharing agreement offered and/or sold by Respondent Financial Warfare, to public investors in the state of Alabama, are securities as defined under
         8-6-2(10) Code of Alabama 1975.
                    --------------------

    10. The shares of stock issued or issuable by GlobalCom, Integrated Solutions and GeNex as offered and/or sold by Respondent Financial Warfare, to public investors in the state of Alabama, are securities as defined under l3-6-2(10) Code of Alabama 1975.
                                  --------------------

    11. Respondents are not registered as dealers or agents in the state of Alabama. Transacting business in the state of Alabama as a dealer or agent while unregistered is a violation of 8-6-3(a), Code of Alabama 1975.
                                                               ---------------
        ----

    12. The securities identified in paragraphs eight (8) and nine (9) above are not registered with the Alabama Securities Commission. The offer and/or sale of an unregistered security within or from the state of Alabama are a violation of 8-6-4, Code of Alabama 1975.
                                            --------------------
    This Order does not prevent the Alabama Securities Commission from seeking such other civil or criminal remedies that are available to it under the Alabama Securities Act.

    This Order is appropriate in the public interest for the protection of investors and is consistent with the purposes of the Alabama Securities Act.

    ACCORDINGL Y, IT IS HEREBY ORDERED that RESPONDENTS
Financial Warfare, Teresa Y. Hodge and Marcus D. Dukes, immediately
CEASE ANDI DESIST from further offers or sales of any security into, within or from the State of Alabama.
Entered at Montgomery, Alabama, this    4th    day of    May    , 2001.
                                     -----------      -----------
                                               ALABAMA SECURITIES COMMISSION
                                               770 Washington Avenue, Suite 570
                                               Montgomery, AL 36130-4700
                                               (334) 242-2984

                                               BY:


                                               /S/
                                               --------------------------------
                                               JOSEPH P. BORG
                                               Director

                              STATE OF ALABAMA
                        ALABAMA SECURITIES COMMISSION

IN THE MATTER OF:                 )
                                  )
FINANCIAL WARFARE CLUB, INC.      )                   ADMINISTRATIVE ORDER
TERESA Y. HODGE                   )                   NO. CD-2001- 0022
MARCUS D. DUKES                   )
                                  )
    RESPONDENTS                   )
----------------------------------

TO:    Financial Warfare Club, Inc.
       13304 Keverton Drive
       Upper Marlboro, MD 20774

                        NOTICE OF RIGHT TO A HEARING
                        ----------------------------

    THE CEASE AND DESIST ORDER TO WHICH THIS NOTICE IS
ATTACHED, MADE A PART THEREOF AND INCORPORATED
THEREIN, IS IMPORTANT AND YOU SHOULD READ IT IN ITS
ENTIRETY. You may request a public hearing before the Alabama Securities Commission concerning this Cease and Desist Order by making a written request directed to the Commission pursuant to Section 8-6-32, Code of
                                                               -------
Alabama 1975. Please direct your request to the Commission as follows:
------------

                        Alabama Securities Commission
                       770 Washington Street, Suite 570
                       Montgomery, Alabama 36130-4700

    IF A WRITTEN REQUEST FOR A HEARING BEFORE THE
ALABAMA SECURITIES COMMISSION IS NOT SUBMITTED WITHIN
28 DAYS AFTER RECEIPT OF THIS ORDER, THIS ORDER SHALL
CONSTITUTE A FINAL ORDER OF THE COMMISSION.

    In lieu of a formal hearing, you may request an informal meeting with the Director or the Commission staff to resolve the matter. You will not waive your rights to a formal hearing. The Commission staff requests that you submit a verified statement setting forth full details concerning your activities giving rise to this Order, no matter whether you are requesting a formal hearing, an informal hearing, an informal meeting, or just desire to provide your side of the matter.

    Please identify yourself as a Respondent and refer to the order number when requesting a hearing or informal meeting or otherwise corresponding with the Commission staff concerning this matter.

    Appeals from any final Order of the Commission shall be made to the Circuit Court of Montgomery County, Alabama.



                                               /S/
                                               --------------------------------
                                               JOSEPH P. BORG
                                               Director